UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2016

Jones Soda Co.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

66 S. Hanford Street, Suite 150 Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Secured Promissory Note

On January 29, 2016, the Company entered into an amendment and restatement of its short-term non-revolving secured promissory note (the “Amended Note”) that it previously entered into with CapitalSource Business Finance Group, a dba of BFI Business Finance (the “Lender”), on January 6, 2016 (the “Original Note”).  (The Amended Note is dated for reference purposes as of January 26, 2016.)  Under the terms of the Amended Note, the dates for making draws, the monthly repayment dates and maturity date have been extended, as follows:

•	the Company may borrow from Lender, against purchase orders received by the Company, up to $500,000 in principal advances at any time on or prior to March 31, 2016;
•	monthly principal payments are due as follows: 20% of the outstanding principal balance as of March 31, 2016 will be due and payable on each of April 30, May 31 and June 30, 2016; and
•	the remaining principal balance will be due in full on July 31, 2016.

Except as described above, no other amendments were made to the terms of the Original Note.

As of the date of this Current Report, the Company has not made any borrowings under the Amended Note or the Original Note.

The foregoing description of the material terms of the Amended Note is qualified in its entirety by reference to the Secured Promissory Note dated as of January 26, 2016, by Jones Soda Co. (USA) Inc. and Jones Soda (Canada) Inc. in favor of Lender, a copy of which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Secured Promissory Note dated as of January 26, 2016, by Jones Soda Co. (USA) Inc. and Jones Soda (Canada) Inc. in favor of CapitalSource Business Finance Group, a dba of BFI Business Finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

February 2, 2016	By:	/s/ Jennifer L. Cue
Jennifer L. Cue, Chief Executive Officer